EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2022-BNK42 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as General Master Servicer, National Cooperative Bank, N.A., as NCB Master Servicer, LNR Partners, LLC, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Constitution Center Mortgage Loan, LNR Partners, as Special Servicer for the Constitution Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Constitution Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Constitution Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Constitution Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Dallas Design District Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Dallas Design District Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Dallas Design District Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Dallas Design District Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Dallas Design District Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Dallas Design District Mortgage Loan, KeyBank National Association, as Primary Servicer for the Nut Tree Plaza Mortgage Loan, KeyBank National Association, as Special Servicer for the Nut Tree Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Nut Tree Plaza Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Nut Tree Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Nut Tree Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 79 Fifth Avenue Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 79 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 79 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 79 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 79 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Pacific View Mortgage Loan, KeyBank National Association, as Special Servicer for the Pacific View Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Pacific View Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Pacific View Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Pacific View Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the Pacific View Mortgage Loan.

Dated: March 15, 2023

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)